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                                                                EXHIBIT 20.1
NEWS RELEASE


For Release:  Immediate

Contact:      Jean Fargo                  Dave Rai
              Corporate Communications    Investor Relations
              (847) 405-3953              (847) 405-4103


                    SPS COMMENTS ON TANDY ANNOUNCEMENT


Riverwoods, Ill., December 30, 1996 -- SPS Transaction Services, Inc. commented today about the effect of the recent announcement by Tandy Corporation regarding its Incredible Universe, Computer City and McDuff stores.

   "Given our contractual arrangements with Tandy, we do not expect that their actions will have a material effect on SPS' financial condition or on the results of our operations," said Robert L. Wieseneck, SPS president and chief executive officer. "SPS will continue to own and service the related portfolios."

   SPS Transactions Services, Inc. (NYSE:PAY), a majority-owned subsidiary of Dean Witter, Discover & Co., provides a range of technology outsourcing services including network transaction processing, consumer private label credit card programs, commercial accounts receivable processing and teleservices.

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